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                                                                     Exhibit 3.3


                                    RESTATED
                                   COMPOSITE
                                    BY-LAWS

                                       OF

                          DICK'S SPORTING GOODS, INC.

      (formerly Stack Holding Company, Inc. and Dick's Clothing & Sporting
                                  Goods, Inc.)

                               As of June 7, 2000











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                                    RESTATED
                                   COMPOSITE
                                    BY-LAWS

                                       OF

                           DICK'S SPORTING GOODS, INC.
                   (formerly Stack Holding Company, Inc. and
                     Dick's Clothing & Sporting Goods, Inc.)

                              ARTICLE I - OFFICES
                              -------------------

         The principal office of the corporation shall be in the State of Delaware, County of New Castle. The corporation may also have offices at such other places within or without the State of Delaware as the business of the corporation may require.

                            ARTICLE II- SHAREHOLDERS
                            ------------------------

1.       PLACE OF MEETINGS.

         Meetings of shareholders shall be held at the principal office of the corporation or at such place as the board shall authorize.

2.       ANNUAL MEETING.

         Commencing in the year after incorporation, the annual meeting of the shareholders shall be held on the 15th day of May at 1:00 P.M. in each year if not a legal holiday, and, if a legal holiday, then on the next business day following, when the shareholders shall elect a board and transact such other business as may properly come before the meeting.

3.       SPECIAL MEETINGS.

         Special meetings of the shareholders shall be called by the president or secretary at the request in writing by (a) two or more directors, or (b) shareholders owning a majority of stock of the corporation then issued and outstanding, or (c) shareholders owning at least 25% in the aggregate of the then issued and outstanding shares of the corporation's Series A Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series G Convertible Preferred Stock, collectively as one class or series. Any such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.






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4.       FIXING RECORD DATE.

         For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law.

5.       NOTICE OF MEETINGS OF SHAREHOLDERS.

         Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. if mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders, or, if he or she shall have filed with the secretary a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address.

6.       WAIVERS.

         Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

7.       QUORUM OF SHAREHOLDERS.

         The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

         When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.




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         The shareholders present may adjourn the meeting despite the absence of a quorum.

8.       PROXIES.

         Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy.

         Every proxy must be signed by the shareholder or his or her attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

9.       QUALIFICATION OF VOTERS.

         Every shareholder of record shall be entitled at every meeting of shareholders to one Vote for every share standing in his or her name on the record of shareholders.

10.      VOTE OF SHAREHOLDERS.

         Except as otherwise required by statute:

         (a) directors shall be elected in accordance with the provisions of Section 4(c)(1) of the Corporation's Certificate of Incorporation, as amended (the "Certificate");

         (b) any other corporate action for which the Certificate provides for special voting by shareholders shall be authorized in accordance with the provisions of the Certificate; and

         (c) all other corporate action shall be authorized by a majority of the Votes cast.

11.      WRITTEN CONSENT OF SHAREHOLDERS.

         Any action that may be taken by vote may be taken without a meeting on written consent of the shareholders in accordance with Section 228 of the Delaware General Corporation Law.










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                            ARTICLE III - DIRECTORS
                            -----------------------

1.       BOARD OF DIRECTORS.

         Subject to any provision in the Certificate of Incorporation, the business of the corporation shall be managed by its board of directors, each of whom shall be at least 18 years of age and need not be shareholders.

2.       NUMBER OF DIRECTORS.

         The number of directors shall be as specified in the Certificate.

3.       ELECTION AND TERM OF DIRECTORS.

         Directors shall be elected in accordance with the provisions of Section 4(c)(1) of the Certificate. Each director shall hold office until the expiration of the term for which he or she is elected and until his or her successor has been elected and qualified, or until his or her prior resignation or removal.

4.       NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

         Directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason shall be filled in accordance with the provisions of the Certificate.

5.       REMOVAL OF DIRECTORS.

         Any or all of the directors maybe removed for cause by vote of the shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.

6.       RESIGNATION.

         A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

7.       QUORUM OF DIRECTORS.

         Unless otherwise provided in the Certificate, a majority of the entire board shall constitute a quorum for the transaction of business or of any specified item of business.

8.       ACTION OF THE BOARD.





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         (a)      Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board. Each director present shall have one vote regardless of the number of shares, if any, which he or she may hold.

         (b) Any action required or permitted to be taken by the board may be taken without a meeting if all members of the board consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board shall be filed with the minutes of the proceedings of the board.

         (c) Any one or more members of the board may participate in a meeting of the board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

9.       PLACE AND TIME OF BOARD MEETINGS.

         The board may hold its meetings at the office of the corporation or at such other places as it may from time to time determine.

10.      REGULAR ANNUAL MEETING.

         A regular annual meeting of the board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

11.      NOTICE OF MEETINGS OF THE BOARD, ADJOURNMENT.

         (a) Regular meetings of the board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the president upon not less than three days notice to each director, either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner at the request in writing by (1) two or more directors, or (2) shareholders owning a majority of stock of the corporation then issued and outstanding, or (3) shareholders owning at least 25% of the then outstanding shares of the corporation's Series A Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series G Convertible Preferred Stock, collectively as one class or series. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, of the lack of notice to him or her.




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         (b)      A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

12.      CHAIRMAN.

         At all meetings of the board the present, or in his or her absence a chairman chosen by the board, shall preside.

                             ARTICLE IV - OFFICERS
                             ---------------------

1.       OFFICES, ELECTION, TERM.

         (a) The board may elect or appoint a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

         (b) All officers shall be elected or appointed to hold office until the meeting of the board following the annual meeting of shareholders.

         (c) Each officer shall hold office for the term for which he or she is elected or appointed and until his or her successor has been elected or appointed arid qualified.

2.       REMOVAL, RESIGNATION, SALARY, ETC.

         (a) Any officer elected or appointed by the board may be removed by the board with or without cause.

         (b) In the event of the death, resignation or removal of an officer, the board in its discretion may elect or appoint a successor to fill the unexpired term.

         (c) Any two or more offices may be held by the same person, except the offices of president and secretary, provided that if all the outstanding stock is owned by one person, such person may hold all or any combination of offices.

3.       PRESIDENT.

         The president shall be the chief executive officer of the corporation; he or she shall preside at all meetings of the shareholders and of the board, he or she shall have the management of the business of the corporation and shall see that all orders and resolutions of the board are carried into effect.




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4.       VICE-PRESIDENTS.

         During the absence or disability of the president, the vice-president, or if there are more than one, the executive vice-president, shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the board shall prescribe.

5.       SECRETARY.

         The secretary shall:

         (a)      attend all meetings of the board and of the shareholders;

         (b) record all votes and minutes of all proceedings in a book to be kept for that purpose;

         (c) give or cause to be given notice of all meetings of shareholders and of special meetings of the board;

         (d) keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board;

         (e) when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

         (f) keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner;

         (g)      perform such other duties as may be prescribed by the board.

6.       ASSISTANT-SECRETARIES.

         During the absence or disability of the secretary, the assistant-secretary, if there is one elected, shall have all the powers and functions of the secretary.

7.       TREASURER.

         The treasurer shall:

         (a)      have the custody of the corporate funds and securities;

         (b) keep full and accurate accounts of receipts and disbursements in the corporate books;



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         (c)      deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board;

         (d) disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements;

         (e) be furnished by all corporate officers and agents, at his or her request, with such reports and statements as he or she may require as to all financial transactions of the corporation;

         (f) perform such other duties as are given to him or her by these By-Laws or as from time to time are assigned to him or her by the board or the president.

                       ARTICLE V - CERTIFICATES FOR SHARES
                       -----------------------------------

1.       CERTIFICATES.

         The shares of the Corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president or a vice-president and the treasurer or the secretary and shall bear the corporate seal.

2.       LOST OR DESTROYED CERTIFICATES.

         The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed.

3.       TRANSFERS OF SHARES.

         (a) Upon the surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of shareholders.

         (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other




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                  notice thereof, except as expressly provided by the laws of the State of Delaware.

4.       CLOSING TRANSFER BOOKS.

         The board shall have the power to close the share transfer book of the corporation for a period of not more than ten days during the thirty day period immediately preceding (a) any shareholder's meeting, or (b) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (c) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed shall be recognized as such for the purpose of (l) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

                             ARTICLE VI- DIVIDENDS
                             ---------------------

         Subject to the provisions of the Certificate and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board may determine.

                           ARTICLE VII- CORPORATE SEAL
                           ---------------------------

         The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                     ARTICLE VIII- EXECUTION OF INSTRUMENTS
                     --------------------------------------

         All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

                            ARTICLE IX - FISCAL YEAR
                            ------------------------

         The fiscal year of the corporation shall be established by the board.

                           ARTICLE X - BY-LAWS CHANGES
                           ---------------------------

1.       AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS.

         (a) The By-Laws may be amended, repealed or adopted by a majority vote of the holders of the shares at the time entitled to vote in the election of any





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                  directors. By-Laws may also be amended, repealed or adopted by the board.

         (b) If any By-Law regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.

                          ARTICLE XI- INDEMNIFICATION
                          ---------------------------

         Any person who was or is or may be made a party to any pending, completed or threatened action, suit or proceeding, civil or criminal, by reason of then being or heretofore having been a director, officer or employee of the corporation or then serving or having theretofore served at its request as a director, officer, or employee of another corporation, shall be entitled to be indemnified by the corporation against expenses, judgments, decrees, fines, penalties or amounts paid in settlement in connection with the defense of any such pending or threatened action, suit or proceeding, civil or criminal, to the full extent then permitted by law. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article XI. Such right of indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article XI shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the By-Laws, by any agreement, by any vote of shareholders, by resolution of disinterested directors, by provision of law, or otherwise.

         The provisions of this Article XI shall not apply to any claim or proceeding in which the indemnified party is the party or one of the parties adverse to the indemnifying party.










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